EXHIBIT 99.1

WESTERN GAS ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2014 RESULTS

2015 OUTLOOK TO BE RELEASED MARCH 3, 2015

HOUSTON, February 18, 2015 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today announced fourth-quarter and full-year 2014 financial and operating results. WES also announced it would release its 2015 outlook after the market closes on March 3, 2015.
WESTERN GAS PARTNERS, LP
Net income available to limited partners(1) for 2014 totaled $256.5 million, or $2.12 per common unit (diluted), with full-year 2014 Adjusted EBITDA(2) of $646.0 million and full-year 2014 Distributable cash flow(2) of $531.1 million.
Net income available to limited partners(1) for the fourth quarter of 2014 totaled $54.3 million, or $0.42 per common unit (diluted), with fourth-quarter 2014 Adjusted EBITDA(2) of $170.4 million and fourth-quarter 2014 Distributable cash flow(2) of $138.1 million.
WES paid a quarterly distribution of $0.70 per unit for the fourth quarter of 2014. This distribution represented a 4% increase over the prior quarter’s distribution and a 17% increase over the fourth-quarter 2013 distribution of $0.60 per unit. The full-year 2014 distribution of $2.65 per unit represented a 16% increase over the full-year 2013 distribution of $2.28 per unit. The fourth-quarter 2014 Coverage ratio(2) of 1.10 times was based on the quarterly distribution of $0.70 per unit and included the 8.6 million common units issued by the Partnership in November 2014, and 37 days of DBM(1) operating results. The Partnership’s Coverage ratio(2) for full-year 2014 was 1.20 times.

(1) On November 25, 2014, the Partnership acquired Nuevo Midstream, LLC ("Nuevo"). Following the acquisition, the Partnership changed the name of Nuevo to Delaware Basin Midstream, LLC ("DBM"). Includes operating results attributable to DBM beginning on November 25, 2014.

(2) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

The Class C units issued in connection with the acquisition of DBM received a distribution based on the $0.70 common unit distribution, prorated for the 37-day period the Class C units were outstanding during the fourth quarter of 2014. The Class C unit distribution was paid in the form of additional Class C units(1) and was excluded when determining the cash distribution to WES’s common unitholders.
Total throughput attributable to WES for natural gas assets(2) for the fourth quarter of 2014 averaged 3.5 Bcf/d, which was 2% above both the prior quarter and the fourth quarter of 2013. For the full-year 2014, total throughput attributable to WES for natural gas assets(2) averaged 3.5 Bcf/d, which was 9% above the prior-year average. Total throughput for crude/NGL assets for the fourth quarter of 2014 averaged 131 MBbls/d, which was 5% below the prior quarter and 77% above the fourth quarter of 2013. For full-year 2014, total throughput for crude/NGL assets averaged 116 MBbls/d, which was 190% above the prior-year average.
“2014 was another year of top tier operating performance for WES,” said Chief Executive Officer, Don Sinclair. “With the support of Anadarko, our sponsor, we expect to maintain our track record of delivering steady, predictable growth and can reaffirm our previously stated guidance of no less than 15% distribution growth in 2015 despite a very challenging commodity price environment.”
Capital expenditures attributable to WES on a cash basis(2), including equity investments but excluding acquisitions, totaled $179.0 million during the fourth quarter of 2014. Of this amount, maintenance capital expenditures were $12.7 million, or 7% of Adjusted EBITDA(3). For the full-year 2014, capital expenditures attributable to WES on a cash basis(2) totaled $726.0 million, including equity investments but excluding acquisitions. This amount includes maintenance capital expenditures of $45.2 million, or 7% of Adjusted EBITDA(3). Capital expenditures attributable to WES on an accrual basis(2), including equity investments but excluding acquisitions, totaled $204.5 million during the fourth quarter of 2014 and $747.7 million for full-year 2014.

(1) The number of additional Class C units issued in connection with a distribution payable on the Class C units is determined by dividing the corresponding distribution attributable to the Class C units by the volume-weighted-average price of WES's common units for the ten trading days immediately preceding the payment date for the WES common unit distribution, less a 6% discount.

(2) Includes operating results attributable to DBM beginning on November 25, 2014.
(3) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

WESTERN GAS EQUITY PARTNERS, LP
WGP indirectly owns the entire general partner interest in WES, 100% of the incentive distribution rights in WES and 49,296,205 WES common units. Net income available to limited partners(1) for 2014 totaled $222.9 million, or $1.02 per common unit (diluted). Net income available to limited partners(1) for the fourth quarter of 2014 totaled $57.2 million, or $0.26 per common unit (diluted).
WGP paid a quarterly distribution of $0.31250 per unit for the fourth quarter of 2014. This distribution represented a 7% increase over the prior quarter’s distribution and a 35% increase over the fourth-quarter 2013 distribution of $0.23125. The full-year 2014 distribution of $1.12500 per unit represented a 37% increase over the full-year 2013 distribution. WGP received distributions from WES of $71.2 million attributable to the fourth quarter and will pay $68.4 million in distributions for the same period.
CONFERENCE CALL TOMORROW AT 11 A.M. CST
WES and WGP will host a joint conference call on Thursday, February 19, 2015, at 11:00 a.m. Central Standard Time (12:00 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2014 results. To participate via telephone, please dial 877.621.4819 and enter participant code 54439186. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the website for approximately two weeks following the conference call.
CONFERENCE CALL ON MARCH 4, 2015 TO DISCUSS 2015 OUTLOOK
WES and WGP will release its full 2015 Outlook after the market closes on Tuesday, March 3, 2015, and will host a joint conference call on Wednesday, March 4, 2015, at 7:00 a.m. Central Standard Time (8:00 a.m. Eastern Standard Time) for discussion. To participate via telephone, please dial 866.825.1709 and enter participant code 24435275. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the website for approximately two weeks following the conference call.

(1) Includes operating results attributable to DBM beginning on November 25, 2014.

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets located in the Rocky Mountains, the Mid-Continent, North-central Pennsylvania and Texas, WES is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko, as well as for other producers and customers.
Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko to own the following types of interests in WES: (i) the general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners and Western Gas Equity Partners believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the ability to realize the expected benefits from the Nuevo acquisition; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Benjamin Fink, CFA
SVP, Chief Financial Officer and Treasurer
832.636.6010
benjamin.fink@westerngas.com

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of (i) WES’s Distributable cash flow (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP), (ii) Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) (non-GAAP) to net income attributable to Western Gas Partners, LP (GAAP) and to net cash provided by operating activities (GAAP), and (iii) Adjusted gross margin attributable to Western Gas Partners, LP (“Adjusted gross margin”) (non-GAAP) to operating income (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income and other applicable performance measures, such as operating income or cash flows from operating activities.

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, and income taxes.

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2014		2013	2014		2013
Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$91,389		$85,391	$376,533		$274,627
Add:
Distributions from equity investees	23,574		6,573	81,022		22,136
Non-cash equity-based compensation expense	907		912	4,095		3,575
Income tax (benefit) expense	1,751		(1,837)	2,027		2,355
Depreciation, amortization and impairments (1)	52,504		38,724	180,587		143,375
Other expense (1)	—		175	—		175
Less:
Equity income, net	16,514		11,004	57,836		22,948
Cash paid for maintenance capital expenditures (1)	12,662		10,255	45,225		29,850
Capitalized interest (2)	2,485		2,393	9,832		11,945
Cash paid for (reimbursement of) income taxes	250		552	(90)		552
Other income (1) (3)	74		—	325		419
Distributable cash flow	$138,140		$105,734	$531,136		$380,529
Distributions declared (4)
Limited partners	$89,386			$320,862
General partner	36,657			121,194
Total	$126,043			$442,056
Coverage ratio	1.10	x		1.20	x

(1)	Includes WES’s 75% share of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(2)
Includes capitalized interest of $(0.2) million and $1.4 million for the three months and year ended December 31, 2013, respectively, for the construction of the Mont Belvieu JV fractionation trains, reflected as a component of the equity investment balance.

(3)
Excludes income of zero and $0.4 million for the three months ended December 31, 2014 and 2013, respectively, and $0.5 million and $1.6 million for the years ended December 31, 2014 and 2013, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

(4)	Reflects cash distributions of $0.70 and $2.65 per unit declared for the three months and year ended December 31, 2014, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA Attributable to Western Gas Partners, LP

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2014	2013	2014	2013
Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income attributable to Western Gas Partners, LP	$91,389	$85,391	$376,533	$274,627
Add:
Distributions from equity investees	23,574	6,573	81,022	22,136
Non-cash equity-based compensation expense	907	912	4,095	3,575
Interest expense	21,063	14,314	76,766	51,797
Income tax expense	1,751	—	2,255	4,219
Depreciation, amortization and impairments (1)	52,504	38,724	180,587	143,375
Other expense (1)	—	175	—	175
Less:
Equity income, net	16,514	11,004	57,836	22,948
Interest income – affiliates	4,225	4,225	16,900	16,900
Other income (1) (2)	74	—	325	419
Income tax benefit	—	1,837	228	1,864
Adjusted EBITDA attributable to Western Gas Partners, LP	$170,375	$129,023	$645,969	$457,773

Reconciliation of Adjusted EBITDA attributable to Western Gas Partners, LP to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$170,375	$129,023	$645,969	$457,773
Adjusted EBITDA attributable to noncontrolling interest	3,661	3,986	16,583	13,348
Interest income (expense), net	(16,838)	(10,089)	(59,866)	(34,897)
Non-cash equity-based compensation expense	(197)	45	(175)	(54)
Debt-related amortization and other items, net	691	693	2,736	2,449
Current income tax benefit (expense)	190	4,512	556	29,536
Other income (expense), net (2)	76	(171)	336	253
Distributions from equity investments in excess of cumulative earnings	(3,668)	(4,438)	(18,055)	(4,438)
Changes in operating working capital:
Accounts receivable, net	37,191	(6,632)	(4,217)	(34,019)
Accounts and natural gas imbalance payables and accrued liabilities, net	(62,266)	15,134	(52,530)	21,952
Other	1,825	(1,179)	3,470	(3,702)
Net cash provided by operating activities	$131,040	$130,884	$534,807	$448,201
Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$534,807	$448,201
Net cash used in investing activities			$(2,621,559)	$(1,652,995)
Net cash provided by financing activities			$2,053,078	$885,541

(1)	Includes WES’s 75% share of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(2)
Excludes income of zero and $0.4 million for the three months ended December 31, 2014 and 2013, respectively, and $0.5 million and $1.6 million for the years ended December 31, 2014 and 2013, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted gross margin attributable to Western Gas Partners, LP

WES defines Adjusted gross margin as total revenues less cost of product, plus distributions from equity investees and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2014	2013	2014	2013
Reconciliation of Adjusted gross margin attributable to Western Gas Partners, LP to Operating income
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets	$215,349	$182,097	$822,932	$654,924
Adjusted gross margin for crude/NGL assets	22,022	4,278	73,714	15,274
Adjusted gross margin attributable to Western Gas Partners, LP	$237,371	$186,375	$896,646	$670,198
Adjusted gross margin attributable to noncontrolling interest	$4,572	$5,065	$20,183	$17,416
Equity income, net	16,514	11,004	57,836	22,948
Less:
Distributions from equity investees	23,574	6,573	81,022	22,136
Operation and maintenance	54,241	47,492	199,305	168,657
General and administrative	9,938	7,523	34,242	29,751
Property and other taxes	4,635	4,724	25,353	23,244
Depreciation, amortization and impairments	53,147	39,365	183,156	145,916
Operating income	$112,922	$96,767	$451,587	$320,858

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2014	2013	2014	2013
Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$176,396	$139,071	$647,451	$482,542
Natural gas, natural gas liquids and condensate sales	159,668	138,628	612,854	541,244
Other	1,833	1,394	13,458	5,977
Total revenues	337,897	279,093	1,273,763	1,029,763
Equity income, net	16,514	11,004	57,836	22,948
Operating expenses
Cost of product	119,528	94,226	437,956	364,285
Operation and maintenance	54,241	47,492	199,305	168,657
General and administrative	9,938	7,523	34,242	29,751
Property and other taxes	4,635	4,724	25,353	23,244
Depreciation, amortization and impairments	53,147	39,365	183,156	145,916
Total operating expenses	241,489	193,330	880,012	731,853
Operating income	112,922	96,767	451,587	320,858
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(21,063)	(14,314)	(76,766)	(51,797)
Other income (expense), net	76	225	864	1,837
Income before income taxes	96,160	86,903	392,585	287,798
Income tax (benefit) expense	1,751	(1,837)	2,027	2,355
Net income	94,409	88,740	390,558	285,443
Net income attributable to noncontrolling interest	3,020	3,349	14,025	10,816
Net income attributable to Western Gas Partners, LP	$91,389	$85,391	$376,533	$274,627
Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$91,389	$85,391	$376,533	$274,627
Pre-acquisition net (income) loss allocated to Anadarko	—	488	956	(4,128)
General partner interest in net (income) loss	(37,041)	(21,900)	(120,980)	(69,633)
Limited partners’ interest in net income	$54,348	$63,979	$256,509	$200,866
Net income per common unit – basic	$0.42	$0.56	$2.13	$1.83
Net income per common unit – diluted	0.42	0.56	2.12	1.83
Weighted-average common units outstanding – basic	124,263	113,825	119,822	109,872
Weighted-average common units outstanding – diluted	128,652	113,825	120,928	109,872

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2014	2013
Current assets	$175,235	$194,810
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	4,384,371	3,383,255
Other assets	1,932,025	779,743
Total assets	$6,751,631	$4,617,808
Current liabilities	$202,571	$190,460
Long-term debt	2,422,954	1,418,169
Asset retirement obligations and other	114,240	117,143
Total liabilities	$2,739,765	$1,725,772
Equity and partners’ capital
Common units (127,695,130 and 117,322,812 units issued and outstanding at December 31, 2014 and 2013, respectively)	$3,119,714	$2,431,193
Class C units (10,913,853 and zero units issued and outstanding at December 31, 2014 and 2013, respectively)	716,957	—
General partner units (2,583,068 and 2,394,345 units issued and outstanding at December 31, 2014 and 2013, respectively)	105,725	78,157
Net investment by Anadarko	—	312,092
Noncontrolling interest	69,470	70,594
Total liabilities, equity and partners’ capital	$6,751,631	$4,617,808

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2014	2013
Cash flows from operating activities
Net income	$390,558	$285,443
Adjustments to reconcile net income to net cash provided by operating activities and changes in working capital:
Depreciation, amortization and impairments	183,156	145,916
Change in other items, net	(38,907)	16,842
Net cash provided by operating activities	$534,807	$448,201
Cash flows from investing activities
Capital expenditures	$(673,004)	$(646,471)
Contributions in aid of construction costs from affiliates	183	617
Acquisitions from affiliates	(379,193)	(476,711)
Acquisitions from third parties	(1,523,327)	(240,274)
Investments in equity affiliates	(64,278)	(294,693)
Distributions from equity investments in excess of cumulative earnings	18,055	4,438
Proceeds from the sale of assets to affiliates	—	85
Proceeds from the sale of assets to third parties	5	14
Net cash used in investing activities	$(2,621,559)	$(1,652,995)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,646,878	$957,503
Repayments of debt	(650,000)	(710,000)
Increase (decrease) in outstanding checks	1,693	(1,763)
Proceeds from the issuance of common and general partner units, net of offering expenses	704,489	740,825
Proceeds from the issuance of Class C units	750,000	—
Distributions to unitholders	(408,621)	(299,101)
Contributions from noncontrolling interest owner	—	2,247
Distributions to noncontrolling interest owner	(15,149)	(13,127)
Net contributions from Anadarko	23,788	208,957
Net cash provided by financing activities	$2,053,078	$885,541
Net increase (decrease) in cash and cash equivalents	$(33,674)	$(319,253)
Cash and cash equivalents at beginning of period	100,728	419,981
Cash and cash equivalents at end of period	$67,054	$100,728

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
MMcf/d except throughput measured in barrels and per-unit amounts	2014	2013	2014	2013

Throughput for natural gas assets
Gathering, treating and transportation (1)	1,537	1,553	1,562	1,404
Processing (1)	1,991	1,892	1,925	1,758
Equity investment (2)	170	193	171	206
Total throughput for natural gas assets	3,698	3,638	3,658	3,368
Throughput attributable to noncontrolling interest for natural gas assets	153	172	165	168
Total throughput attributable to Western Gas Partners, LP for natural gas assets (3)	3,545	3,466	3,493	3,200
Total throughput (MBbls/d) for crude/NGL assets (4)	131	74	116	40
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (5)	$0.66	$0.57	$0.65	$0.56
Adjusted gross margin per Bbl for crude/NGL assets (6)	$1.83	$0.62	$1.75	$1.05

(1)
The combination of WES’s Wattenberg and Platte Valley systems in 2014 into the entity now referred to as the “DJ Basin complex” (which also includes the Lancaster plant) resulted in the following: (i) the Wattenberg system volumes previously reported as “Gathering, treating and transportation” are now reported as “Processing” for all periods presented, and (ii) beginning in 2014, volumes both gathered and processed by the two systems are no longer separately reported.

(2)
Represents WES’s 14.81% share of average Fort Union and 22% share of average Rendezvous throughput. Excludes equity investment throughput measured in barrels (captured in “Total throughput (MBbls/d) for crude/NGL assets” as noted below).

(3)
Includes affiliate, third-party and equity investment throughput (as equity investment throughput is defined in the above footnote), excluding the noncontrolling interest owner’s proportionate share of throughput.

(4)
Represents total throughput measured in barrels, consisting of throughput from WES’s Chipeta NGL pipeline, WES’s 10% share of average White Cliffs throughput, WES’s 25% share of average Mont Belvieu JV throughput, WES’s 20% share of average TEG and TEP throughput, and WES’s 33.33% share of average FRP throughput.

(5)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (total revenues for natural gas assets less cost of product for natural gas assets plus distributions from WES’s equity investments in Fort Union and Rendezvous, and excluding the noncontrolling interest owners’ proportionate share of revenue and cost of product) divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(6)
Average for period. Calculated as Adjusted gross margin for crude/NGL assets (total revenues for crude/NGL assets less cost of product for crude/NGL assets plus distributions from WES’s equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP and FRP), divided by total throughput (MBbls/d) for crude/NGL assets.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

	Three Months Ended
thousands except per-unit amount and Coverage ratio	December 31, 2014
Distributions declared by Western Gas Partners, LP:
General partner interest	$2,499
Incentive distribution rights	34,158
Common units held by WGP	34,507
Less:
Public company general and administrative expense	2,482
Cash available for distribution	$68,682
Declared distribution per common unit	$0.31250
Distributions declared by Western Gas Equity Partners, LP	$68,409
Coverage ratio	1.00	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2014	2013	2014	2013
Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$176,396	$139,071	$647,451	$482,542
Natural gas, natural gas liquids and condensate sales	159,668	138,628	612,854	541,244
Other	1,833	1,394	13,458	5,977
Total revenues	337,897	279,093	1,273,763	1,029,763
Equity income, net	16,514	11,004	57,836	22,948
Operating expenses
Cost of product	119,528	94,226	437,956	364,285
Operation and maintenance	54,241	47,492	199,305	168,657
General and administrative	10,649	8,364	37,458	33,464
Property and other taxes	4,669	4,724	25,387	23,244
Depreciation, amortization and impairments	53,147	39,365	183,156	145,916
Total operating expenses	242,234	194,171	883,262	735,566
Operating income	112,177	95,926	448,337	317,145
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(21,066)	(14,314)	(76,769)	(51,797)
Other income (expense), net	89	249	938	1,935
Income before income taxes	95,425	86,086	389,406	284,183
Income tax (benefit) expense	1,751	(1,887)	2,027	2,305
Net income	93,674	87,973	387,379	281,878
Net income attributable to noncontrolling interests	36,510	39,611	165,468	122,173
Net income attributable to Western Gas Equity Partners, LP	$57,164	$48,362	$221,911	$159,705
Limited partners’ interest in net income:
Net income attributable to Western Gas Equity Partners, LP	$57,164	$48,362	$221,911	$159,705
Results attributable to pre-IPO period	—	(49)	—	(49)
Pre-acquisition net (income) loss allocated to Anadarko	—	488	956	(4,128)
Limited partners’ interest in net income	$57,164	$48,801	$222,867	$155,528
Net income per common unit – basic and diluted	$0.26	$0.22	$1.02	$0.71
Weighted-average number of common units outstanding – basic and diluted	218,910	218,896	218,910	218,896

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2014	2013
Current assets	$175,944	$207,827
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	4,384,371	3,383,255
Other assets	1,932,025	779,743
Total assets	$6,752,340	$4,630,825
Current liabilities	$203,796	$191,483
Long-term debt	2,422,954	1,418,169
Asset retirement obligations and other	114,240	117,143
Total liabilities	$2,740,990	$1,726,795
Equity and partners’ capital
Common units (218,909,977 and 218,895,515 units issued and outstanding at December 31, 2014 and 2013, respectively)	$1,260,195	$905,082
Net investment by Anadarko	—	312,092
Noncontrolling interests	2,751,155	1,686,856
Total liabilities, equity and partners’ capital	$6,752,340	$4,630,825

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2014	2013
Cash flows from operating activities
Net income	$387,379	$281,878
Adjustments to reconcile net income to net cash provided by operating activities and changes in working capital:
Depreciation, amortization and impairments	183,156	145,916
Change in other items, net	(39,561)	16,986
Net cash provided by operating activities	$530,974	$444,780
Cash flows from investing activities
Capital expenditures	$(673,004)	$(646,471)
Contributions in aid of construction costs from affiliates	183	617
Acquisitions from affiliates	(379,193)	(476,711)
Acquisitions from third parties	(1,523,327)	(240,274)
Investments in equity affiliates	(64,278)	(294,693)
Distributions from equity investments in excess of cumulative earnings	18,055	4,438
Proceeds from the sale of assets to affiliates	—	85
Proceeds from the sale of assets to third parties	5	14
Net cash used in investing activities	$(2,621,559)	$(1,652,995)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,648,028	$957,503
Repayments of debt	(650,000)	(710,000)
Increase (decrease) in outstanding checks	1,693	(1,763)
Offering expenses from the issuance of WGP common units	—	(2,367)
Proceeds from the issuance of WES common units, net of offering expenses	691,178	725,050
Proceeds from the issuance of WES Class C units	750,000	—
Distributions to WGP unitholders	(228,481)	(137,000)
Contributions from Chipeta noncontrolling interest owner	—	2,247
Distributions to Chipeta noncontrolling interest owner	(15,149)	(13,127)
Distributions to noncontrolling interest owners of WES	(176,344)	(130,706)
Net contributions from Anadarko	23,788	208,907
Net cash provided by financing activities	$2,044,713	$898,744
Net increase (decrease) in cash and cash equivalents	$(45,872)	$(309,471)
Cash and cash equivalents at beginning of period	113,085	422,556
Cash and cash equivalents at end of period	$67,213	$113,085